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Exhibit 10.40

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December 31, 2022 (this “Agreement”), is by and among Giga-tronics Incorporated, a California corporation (the “Company”), any subsidiary of the Company that is a signatory hereto either now joined or joined in the future (such subsidiaries, the “Guarantors” and, together with the Company, the “Debtors”) and the holder of the Company’s Senior Secured Convertible Promissory Note due December 31, 2024 (the “Note”) in the principal amount of $4,382,740 signatory hereto, its endorsees, transferees and assigns (collectively, the “Secured Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Exchange Agreement, dated as of even date herewith, by and among the Company and the Secured Lender (the “Exchange Agreement”), the Secured Lender has agreed to exchange the promissory note dated September 8, 2022 for the Note; and together with the Note, any other securities that may be issued from time-to-time (the “Securities”).

WHEREAS, in order to induce the Secured Lender to fund the Company, each Debtor has agreed to execute and deliver to the Secured Lender this Agreement and to grant the Secured Lender a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Transaction Documents (as defined in the Exchange Agreement) and the obligations required by any guarantors under any guarantee that now or hereinafter may come into effect.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Lender is granted a security interest by this Agreement and which shall comprise all the assets of Debtors, including, without limitation, the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

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(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and any other shares of capital stock and/or other equity interests of any Guarantor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that, to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) [Reserved.]

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Lender (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Lender pursuant to this Agreement, the Securities, the other Transaction Documents (as defined in the Exchange Agreement), and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Lender as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, interest, and any other amounts owed on the Note as set forth in the Note; (ii) any and all obligations due under the Transaction Documents (as defined in the Exchange Agreement), (iii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Securities, the other Transaction Documents (as defined in the Exchange Agreement) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iv) all amounts (including but not limited to post-petition

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interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means, with respect to any Debtor, the documents by which such Debtor was organized (such as articles of incorporation, certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) Permitted Indebtedness” means (i) indebtedness evidenced by the Note and the Secured Note (ii) indebtedness existing as of the closing date, (iii) intercompany indebtedness, (iv) indebtedness for intercompany loans, (v) indebtedness in an amount not to exceed $100,000, and (vi) indebtedness in connection with the Spartan Financing.

(h) “Permitted Liens” means the following:

(i) Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) Liens under this Agreement;

(vii) liens in favor of lenders in connection with the Note and the Secured Note; and

(vi) Any other liens in favor of the Secured Lender.

(i) “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(j) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(k) “UCC” means the Uniform Commercial Code of the State of New York and any other applicable law of any state or states that has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Lender to fund the Company and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Lender a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Within ten (10) days after the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Secured Lender (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Secured Lender, or have previously delivered to Secured Lender, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

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4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding Section of the disclosure schedules delivered to the Secured Lender concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Lender as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except for Permitted Liens and as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Lender pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Lender pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Lender at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Lender a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Lender a valid first priority security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (mm), (iii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to patents and trademarks of the Debtors in the United States Patent and Trademark Office referred to in paragraph (oo), (iv) the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, (v) if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the execution and delivery of securities account control agreements satisfying the requirements of 9-106 of the UCC with respect to each such investment property of the Debtors, and (vi) the delivery of the certificates and other instruments provided in Section 3, Section 4(aa) and Section 4(cc), no action is necessary to create,

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perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Secured Lender and the Secured Lender hereunder.

(g) Each Debtor hereby authorizes the Secured Lender to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction reasonably deemed proper by it.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all capital stock and other equity interests of the Guarantors and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j) Except as set forth on Schedule J, the ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms provide that they are securities governed by Article 8 of the UCC.

(k) Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Lender until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Lender. At the request of the Secured Lender, each Debtor will sign and deliver to the Secured Lender at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Lender and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Lender to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Secured Lender from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and the replacement of worn-out or obsolete equipment by a Debtor in its ordinary course of business) without the prior written consent of the Secured Lender.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. If no Event of Default (as defined in the Note ) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default (as defined in the Note) or an Event of Default occurs and is

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continuing or in excess of $100,000 for any occurrence or series of related occurrences, upon approval by Secured Lender, which approval shall not be unreasonably withheld, delayed, denied or conditioned, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be paid to the Secured Lender on behalf of the Secured Lender and, if received by such Debtor, shall be held in trust for the Secured Lender and immediately paid over to the Secured Lender unless otherwise directed in writing by the Secured Lender. Copies of such policies or the related certificates, in each case, naming the Secured Lender as lender-loss-payee and additional insured shall be delivered to the Secured Lender at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Lender, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event that would have a material adverse effect on the value of the Collateral or on the Secured Lender’ security interest, through the Secured Lender, therein.

(p) Each Debtor shall promptly execute and deliver to the Secured Lender such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Lender may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Lender’ security interest in the Collateral.

(q) Upon reasonable prior notice (so long as no Event of Default (as defined in the Note) or a breach under any of the Transaction Documents (as defined in the Exchange Agreement) has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Secured Lender and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Lender from time to time.

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Lender in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Lender hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Lender by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days’ prior written notice to the Secured Lender of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill-and-hold, sale-or-return, sale-on-approval, or other conditional terms of sale without the consent of the Secured Lender, which shall not be unreasonably withheld, delayed, denied, or conditioned.

(x) No Debtor may relocate its chief executive office to a new location without providing thirty (30) days’ prior written notification thereof to the Secured Lender and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

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(z) (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Secured Lender.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Secured Lender regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Lender, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9‑105 of the UCC (or successor Section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Lender, to be entered into and delivered to the Secured Lender for the benefit of the Secured Lender.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Lender.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Lender in notifying such third party of the Secured Lender’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Lender.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Lender in a writing signed by such Debtor of the particulars thereof and grant to the Secured Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Lender.

(hh) Each Debtor shall immediately provide written notice to the Secured Lender of any and all accounts that are equal to or in excess of $1 million and which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Lender an assignment of claims for such accounts and cooperate with the Secured Lender in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrently therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Lender may reasonably request. Upon delivery of the foregoing to the Secured Lender, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents (as defined in the Exchange Agreement).

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(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Lender on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Lender, the applicable Debtor shall deliver to Secured Lender an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Secured Lender during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Secured Lender, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Lender regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, Secured Lender shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Secured Lender or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Lender and allow the Transferee or Secured Lender to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Lender notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Lender to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq) Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a guarantee in favor of the Secured Party, in the form of attached as an exhibit to the Exchange Agreement.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtors that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Lender’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

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6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note);

(b) The occurrence of an event of default or breach under any of the Transaction Documents (as defined in the Exchange Agreement);

(c) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(d) The failure by any Debtor to observe or perform any of its obligations hereunder for seven (7) Trading Days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(e) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty to Hold in Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Transaction Documents (as defined in the Exchange Agreement) or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Lender and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Lender.

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Lender; (ii) hold the same in trust on behalf of and for the benefit of the Secured Lender and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Lender on or before the close of business on the fifth (5th) business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Lender subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) During the occurrence of any Event of Default, the Secured Lender shall have the right to exercise all of the remedies conferred hereunder and under the Transaction Documents (as defined in the Exchange Agreement), and the Secured Lender shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Lender shall have the following rights and powers:

(i) The Secured Lender shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Lender at places which the Secured Lender shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Lender, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Lender taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Secured Lender, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Lender shall have the right to receive, for the benefit of the Secured Lender, any interest, cash dividends or other payments on the Collateral and, at the option of Secured Lender, to exercise in such Secured Lender’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Lender shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were

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the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Lender shall, subject to applicable law, have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Lender may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Lender, for the benefit of the Secured Lender, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Secured Lender shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Lender, on behalf of the Secured Lender, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Lender may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Lender or its designee.

(vi) The Secured Lender may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Lender or any designee or any purchaser of any Collateral.

(b) The Secured Lender shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Lender may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Lender sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Lender’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Secured Lender to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Secured Lender, for the benefit of the Secured Lender, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the occurrence of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Lender in enforcing the Secured Lender’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Lender (based on then issued and outstanding Securities at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Lender shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Lender is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 12.5% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Lender to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Lender arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Lender as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Secured Lender may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group

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of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Lender has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Secured Lender in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Lender) applicable to the sale of the Pledged Securities by Secured Lender.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto, or any expenses of any searches reasonably required by the Secured Lender. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Lender is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Secured Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Lender, for the benefit of the Secured Lender, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Lender, for the benefit of the Secured Lender, and the Secured Lender may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Lender under the Transaction Documents (as defined in the Exchange Agreement). Until so paid, any fees payable hereunder shall be added to the amounts owed under the Transaction Documents (as defined in the Exchange Agreement) and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Secured Lender nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Secured Lender nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Lender or any Secured Party of any payment relating to any of the Collateral, nor shall the Secured Lender or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Lender or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Lender or to which the Secured Lender or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Lender and all obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Securities, the Transaction Documents (as defined in the Exchange Agreement), or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other Debtor or Guarantor; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents (as defined in the Exchange Agreement) or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Lender to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Lender shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Lender, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Lender to proceed against any other person or entity or to apply any Collateral which the Secured Lender may hold at any

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time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement shall terminate on the date on which all payments under the Securities and the Transaction Documents (as defined in the Exchange Agreement) have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Secured Lender, and does hereby make, constitute and appoint the Secured Lender and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Lender or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Lender; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Lender, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Lender deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Transaction Documents (as defined in the Exchange Agreement) all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Lender is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Lender, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Lender the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Secured Lender as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Lender’s discretion, to take any action and to execute any instrument which the Secured Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Lender. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Exchange Agreement.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Lender shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Lender’ rights and remedies hereunder.

18. Reserved.

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19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Lender, any right, power or privilege hereunder or under the Transaction Documents (as defined in the Exchange Agreement) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Lender with respect to the Collateral, whether established hereby, the Securities or the Transaction Documents (as defined in the Exchange Agreement) or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Lender holding two-thirds (2/3rds) or more of the principal amount of the Note, then issued and outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Lender (other than by merger). The Secured Lender may assign any or all of its rights under this Agreement to any Person (as defined in the Exchange Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Lender.”

(g) Each party hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (as defined in the Exchange Agreement) (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature

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is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Lender hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Secured Lender and the Secured Lender and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Exchange Agreement, the Transaction Documents (as defined in the Exchange Agreement), or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Secured Lender or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Secured Lender or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby represent that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTORS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

GIGA-TRONICS INCORPORATED
By: __________________________________________ Name: Jonathan Read Title: Chief Executive Officer

MICROSOURCE, INC.
By: __________________________________________ Name: John Regazzi Title: Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party: BitNile Holdings, Inc.

Signature of Authorized Signatory of Secured Party: _________________________

Name of Authorized Signatory: William B. Horne

Title of Authorized Signatory: Chief Executive Officer

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DISCLOSURE SCHEDULES

(Security Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security Agreement, dated as of December 31, 2022 (the “Agreement”), by and among Giga-tronics Incorporated, a California corporation (the “Company”), any subsidiary and affiliate of the Company that is a signatory hereto either now or joined in the future (the “Subsidiaries,” and, together with the Company, the “Debtors”) and the holder(s) of the Note (as defined in the Agreement), their endorsees, transferees and assigns (collectively, the “Secured Lender”).

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SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored

5990 Gleason Drive
Dublin, California 94568

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SCHEDULE B

Liens on Assets

1. Blanket lien in favor of Western Alliance Bank

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SCHEDULE C

Governmental or regulatory filing evidencing liens on collateral

None.

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SCHEDULE D

Organizational Information on Subsidiaries of Giga-tronics Incorporated

Subsidiary Legal Name	State of Organization	Type of Organization	Entity Organizational ID #
Microsource, Inc.	California	Corporation	1094156

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SCHEDULE E

Merger Information on Subsidiaries of Giga-tronics Incorporated

None.

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SCHEDULE F

Patents & Trademarks Listing

Trademarks

Serial Number - Registration Number	Date	Mark	Owner
76/589683*	12/7/2004	Automation Xpress	Giga-tronics Incorporated

Patents

Patent/Application Number	Title	Owner
7,639,100 B2 *	RF Step Attenuator	Giga-tronics Incorporated
7,215,167 B1	Low Noise Microwave Frequency Synthesizer Having Fast Switching	Giga-tronics Incorporated
7,514,970 B2	Decimal Frequency Synthesizer	Giga-tronics Incorporated
7,208,990 B1	Low Noise Microwave Frequency Synthesizer Having Loop Accumulation	Giga-tronics Incorporated
10,560,110 B1	Precision Microwave Frequency Synthesizer and Receiver with Delay Balanced Drift Cancelling Loop	Giga-tronics Incorporated
10,848,163 B2	Precision Microwave Frequency Synthesizer and Receiver with Delay Balanced Drift Cancelling Loop	Giga-tronics Incorporated
2020/0127672 A1 (Pending)	Precision Microwave Frequency Synthesizer and Receiver with Delay Balanced Drift Cancelling Loop	Giga-tronics Incorporated

Domain Rights

Domain Name	Host	Admin Contact	Owner	Expiry
www.gigatronics.com	360 Web Design	Jonathan Read [ ] [925-683-8506]	Giga-tronics Incorporated	05/23/2024

Giga’s Microsource division maintains unregistered intellectual property in the form of technical experience and know-how relating to Yttrium-Iron Garnet (YIG) material, its magnetic properties, and the methods of fast tuning electro-magnets. The IP is employed

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in very low phase noise oscillators for close-in weapon systems and in fast tuning notch filters for mitigating co-site interference onboard military jets.

Licenses

1.
Open Loop Simulator Agreement by and between Lockheed Martin Corporation and Giga-tronics Incorporated.

2.
Technology License Agreement, dated March 26, 2006, by and between Roland Hassun Consulting, LLC and Giga-tronics, Incorporated.

3.
Master Services Agreement, effective November 1, 2021, by and between Giga-tronics, Incorporated, and Parachute Technology, Inc.; with Managed IT Services Scope of Work.

4.
Off-The-Shelf Software-As-A-Service Licenses:

a.
ARENA. Approximately $30,000 per year spend.

b.
Microsoft Office 365. Approximately $10,000 per year spend.

c.
SMART-PROCURE. Approximately $8,400 per year spend.

d.
Expandable. Approximately $17,280 per year spend.

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SCHEDULE G

Account debtors’ governmental authority

None.

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SCHEDULE H

Pledged ownership & equity interests in entities

Subsidiary Legal Name	State of Organization	Type of Organization	Percentage owned by Giga-tronics Incorporated
Microsource, Inc.	California	Corporation	100%

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SCHEDULE I

Written claims upon the Collateral

1. Blanket lien in favor of Western Alliance Bank

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SCHEDULE J

Article 8 of UCC

None.

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ANNEX A

to

SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Reference is hereby made to the Security Agreement, dated as of December 31, 2022, made by and among Giga-tronics Incorporated and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Lender identified therein (the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that, upon delivery of this Additional Debtor Joinder to the Secured Lender referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED LENDER A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Lender, and the Secured Lender may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Lender.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

Microsource, Inc.

By:
Name: John Regazzi
Title: Chief Executive Officer

Address:5990 Gleason Drive, San Ramon, California 94568

Dated: December 31, 2022

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ANNEX B

to

SECURITY AGREEMENT

UCC Amendment

Article [___] Pledgee's Rights; Membership Interests to be Securities under Article 8 of the UCC

(a)
Notwithstanding anything contained herein to the contrary, the sole Member shall be permitted to pledge or hypothecate any or all of its membership interests, including all economic rights, control rights and status rights as a sole Member, to any lender to the [Debtor Entity] or any affiliate of the [Debtor Entity] or to any agent acting on such lender's behalf, and any transfer of such membership interests pursuant to any such lender's (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this [Operating Agreement] with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, subject to the terms of the financing giving rise to any pledge or hypothecation of membership interests, the lender (or agent) shall have the right, to the extent set forth in the applicable pledge or hypothecation agreement, and without further approval of the sole Member and without becoming a member (unless such lender (or agent) elects to become a Member), to exercise the membership voting rights of the Member granting such pledge or hypothecation. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this [Operating Agreement], upon the exercise of remedies in connection with a pledge or hypothecation, to the extent set forth in the applicable pledge or hypothecation agreement, (a) the lender (or agent) or transferee of such lender (or agent), as the case may be, shall, if it so elects, become a Member under this [Operating Agreement] and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the [Debtor Entity], and shall be bound by all of the obligations, of a Member under this [Operating Agreement] without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging Member shall cease to be a Member and shall have no further rights or powers under this [Operating Agreement]. The execution and delivery of this [Operating Agreement] by the sole Member shall constitute any necessary approval of such Member under the [State LLC Act] to the foregoing provisions of this Article [___].

(b)
So long as any pledge or hypothecation of any membership interests is in effect, the [Debtor Entity] hereby elects that all membership interests in the [Debtor Entity] shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and each other applicable jurisdiction. All membership interests in the [Debtor Entity] shall be evidenced by a certificate. Each certificate evidencing a Member’s interests in the [Debtor Entity] shall bear the following legend: "This certificate evidences an interest in the [Debtor Entity] and shall constitute a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction.

(c)
This Article [___] may not be amended or modified so long as any of the membership interests are subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent. Each recipient of a pledge or hypothecation of the membership interests shall be a third party beneficiary of the provisions of this Article [____].